EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting part of this Registration Statement on Post-Effective Amendment Number 10 to Form S-1 of our report dated May 8, 2007 on the consolidated balance sheet of Campbell & Company, Inc. as of December 31, 2006, which appears in such Prospectus. We also consent to the statement with respect to us as appearing under the heading “Experts” in the Prospectus.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 14, 2008